WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Condensed Consolidated Balance Sheet; Condensed Consolidated Statement of
Operations and Exhibit 11.1 - Computation of Earnings Per Share and is qualified in its entirety by reference to such Form 10-Q for the period ended March 31, 1996.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-START>                             JUL-01-1995
<PERIOD-END>                               MAR-31-1996
<EXCHANGE-RATE>                                      1
<CASH>                                         210,100
<SECURITIES>                                         0
<RECEIVABLES>                                  225,700
<ALLOWANCES>                                    13,400
<INVENTORY>                                     24,000
<CURRENT-ASSETS>                               485,400
<PP&E>                                         215,900<F1>
<DEPRECIATION>                                 101,200<F1>
<TOTAL-ASSETS>                                 886,400
<CURRENT-LIABILITIES>                          377,400
<BONDS>                                         22,000<F2>
<COMMON>                                           300
<PREFERRED-MANDATORY>                           84,600
<PREFERRED>                                    138,300
<OTHER-SE>                                     199,500
<TOTAL-LIABILITY-AND-EQUITY>                   886,400
<SALES>                                        287,700
<TOTAL-REVENUES>                               821,700
<CGS>                                          187,100
<TOTAL-COSTS>                                  551,800
<OTHER-EXPENSES>                               273,600<F3>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               3,500
<INCOME-PRETAX>                                  1,800
<INCOME-TAX>                                    10,600
<INCOME-CONTINUING>                            (8,800)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (8,800)
<EPS-PRIMARY>                                   (0.78)
<EPS-DILUTED>                                   (0.78)

<FN1>
PP&E Cost and Accumulated Depreciation include capitalized non-consumable spares inventory.
<FN2>
Bonds is comprised of borrowings due within one year and long-term debt.
<FN3>
Other expenses includes $27.2 million of acquisition-related charges pertaining to the July 21, 1995 acquisition of Sigma Imaging Systems, Inc.

